UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

MRU HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33073	33-0954381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 13th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 398-1780
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 24, 2007, MRU Holdings, Inc. (the “Company”) announced the pre-release of its private and federal student loan origination volume for the fiscal year ending June 30, 2007. The Company originated $154.4 million in student loans for fiscal year 2007 compared with $38.9 million in fiscal year 2006, an increase of approximately 296%.

A copy of the press release announcing the pre-release of the loan origination volume is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

MRU HOLDINGS, INC.

By:	/s/ Edwin J. McGuinn, Jr.
Name:	Edwin J. McGuinn, Jr.
Title:	Chief Executive Officer
Date:	July 27, 2007

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release